System Contract #0.3922

                                  SERVICE AGREEMENT
                                       between
                    TRANSCONTINENTAL GAS PIPE LINE CORPORATION and
                              NORTH CAROLINA GAS SERVICE
                   DIVISION OF PENNSYLVANIA & SOUTHERN GAS COMPANY


                                        DATED
                                   February 1, 1992


                                  SERVICE AGREEMENT

               THIS AGREEMENT entered into this 1st day of February, 1992, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and NORTH CAROLINA GAS SERVICE, DIVISION OF PENNSYLVANIA & SOUTHERN GAS COMPANY, hereinafter referred to as "Buyer," second party,

                                 W I T N E S S E T H

               WHEREAS, Buyer and Seller desire to consolidate the existing limited term and long term firm transportation service agreements between Buyer and Seller into a single long term service agreement under Seller's Rate Schedule FT.

               NOW, THEREFORE, Seller and Buyer agree as follows:


                                      ARTICLE I
                              GAS TRANSPORTATION SERVICE

               1. Subject to the terms arid provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract quantity ("TCQ") of 10,478 Mcf per day.

               2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in
          Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.


                                      ARTICLE II
                                 POINT(S) OF RECEIPT

               Buyer shall deliver or cause to be delivered gas at the Point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time: provided, however, that such pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) specified below. In the event the maximum operating pressure(s) of Seller's pipeline system, at the Point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyers. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

          SEE Exhibit A, attached hereto, for points of receipt.


                                     ARTICLE III
                                 POINT (S)   OF DELIVERY

               Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

          SEE Exhibit B, attached hereto, for points of delivery and pressures.

                                      ARTICLE IV
                                  TERM OF AGREEMENT

               This agreement shall be effective as of February 1, 1992 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time March 31, 2005 and thereafter until terminated by Seller or Buyer upon at least three (3) years written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 8.3 of Seller's Rate Schedule FT. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-G8 et al.,
          (a) pregranted abandonment under Section 284.221 (d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.


                                      ARTICLE V

                               RATE SCHEDULE AND PRICE

               1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General TermS and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

               2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.


               3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.


                                      ARTICLE VI
                                    MISCELLANEOUS

               1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

          FT Service Agreement dated April 10, 1990, as amended August 1, 1991 (system contract 0.3922); FT (limited term) Service Agreement dated April 10, 1990, as amended August 1, 1991 (system contract 0.3432/0.3463) the term of which Buyer and Seller hereby agree to extend until the effective date of service hereunder.

               2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

               3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

               4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

               5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

                    (a)  If to Seller:

                         Transcontinental Gas Pipe Line Corporation
                         P. 0. Box 1396
                         Houston, Texas 77251
                         Attention Director - Transportation Services

                    (b)  If to Buyer:

                         North Carolina Gas Service, Division of
                         Pennsylvania & Southern Gas Company
                         P. O. Box 130
                         Sayre, Pennsylvania 18840
                         Attention Mr. James Carl

          Such address may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.


               IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                   TRANSCONTINENTAL GAS PIPE LINE
                                   CORPORATION
                                     (Seller)

                                   By:  Thomas E. Skains
                                   Senior Vice President
                                   Transportation and Customer
                                   Services

                                   NORTH CAROLINA GAS SERVICE, A
                                   DIVISION OF PENNSYLVANIA &
                                   SOUTHERN GAS COMPANY
                                   (Buyer)

                                   By:     James W. Carl
                                   Title:  Vice President